EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT



Status           Company Name & Address                             Percentage
                                                                   of Ownership

INACTIVE         Sklar Purchasing Corporation                          100%
                 889 S. Matlack Street
                 West Chester, PA   19382

INACTIVE         Sklar Surgical Instrument Corporation                 100%
                 889 S. Matlack Street
                 West Chester, PA   19382

INACTIVE         Ralks Ltd.                                            100%
                 889 S. Matlack Street
                 West Chester, PA   19382

ACTIVE           Sales and Marketing Specialists, Inc.                 100%
                 889 S. Matlack Street
                 West Chester, PA   19382


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